Exhibit 23.5

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Micon International Limited and, William J. Lewis, P.Geo, Principal Geologist, in connection with joint proxy and consent solicitation statement/prospectus on Form S-4 (and any amendments, supplements and/or exhibits thereto, the “Registration Statement”) of Blackboxstocks Inc. (the “Company”), hereby consent to:

●	The public filing and/or incorporation by reference by the Company and use of the technical report summary titled “S-K 1300 Technical Report for the 2024 Rare Earth Element Mineral Resource Estimate on the Hoidas Lake Project, Saskatchewan, Canada” (the “Technical Report”), with an effective date of October 30, 2024, and date of issue of December 6, 2024, which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Registration Statement;

●	The use of and references to their name, including their status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) on the Company’s website, or in connection with the Registration Statement; and

●	Any extracts from or a summary of the Technical Report on the Company’s website and in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by them, that they supervised the preparation of and/or that was reviewed and approved by them, that is made available on the Company’s website or included in the Registration Statement.

Micon International Limited and William J. Lewis, P.Geo. are responsible for authoring, and this consent pertains to, the Technical Report. Micon International Limited and William J. Lewis, P.Geo. certify that they have read the Registration Statement and that it fairly and accurately represents the information in the sections of the Technical Report for which Micon International Limited and William J. Lewis, P.Geo. are responsible.

Executed by William J. Lewis, P.Geo in his individual capacity, and by Micon International Limited:

By:	/s/ William J. Lewis, P.Geo
Name:	William J. Lewis, P.Geo
Title:	Principal Geologist
Date:	December 9, 2025

By:	/s/ Micon International Limited

By:	Liz de Klerk
Name:	Micon International Limited
Title:	Chief Executive Officer
Date:	December 9, 2025